UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2015

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2015, Accuride Corporation ("Accuride") entered into a First Amendment to Sublease (the "Sublease Amendment") with Menlo Logistics, Inc. ("Menlo"), which extended the term and made certain modifications to the existing Sublease between the parties, which had an effective date of August 7, 2013 (the "Sublease").  Pursuant to the Sublease Amendment, Accuride will continue to sublease to Menlo its existing leasehold interest in property located in Whitestown, Indiana.  Accuride formerly used the Whitestown property to conduct its distribution business, but transitioned that business to a facility in Batavia, Illinois.  The Sublease Amendment extended the term of the Sublease for a period commencing August 1, 2015 and ending July 31, 2017, unless sooner terminated in accordance with the terms of the Sublease.  The base rent during the extension period will be $88,229.17 per month, and Menlo will be reimbursed up to $100,000 if it makes certain permissible tenant improvements to the premises.  The Sublease Amendment also provides Menlo with the option to further extend the term of the Sublease to July 14, 2019 with the base rent during the optional additional extension period being $90,979.17.

The above summary of the Sublease Amendment is qualified in its entirety by reference to the terms and provisions of the Sublease Amendment, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	First Amendment to Sublease, entered into as of May 14, 2015, by and between Accuride Corporation and Menlo Logistics, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION
/s/ STEPHEN A. MARTIN	Dated: May 15, 2015
Stephen A. Martin
Senior Vice President / General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	First Amendment to Sublease, entered into as of May 14, 2015, by and between Accuride Corporation and Menlo Logistics, Inc.